SECOND AMENDMENT TO LEASE AGREEMENT

               THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is entered into as of the 25th day of May, 1995, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") and AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS, a Texas corporation ("Tenant").

               WHEREAS, pursuant to that certain Office Lease Agreement dated September 12, 1994, by and between Landlord and Tenant, as amended by that certain First Amendment to Lease Agreement dated as of October 10, 1994 (such Office Lease Agreement, as amended, herein called the "Lease"), Landlord leased to Tenant certain space (the "Premises") in the building known as The Princeton (the "Building") more particularly described therein;

               WHEREAS, the Premises currently consist of 16,526 square feet of rentable area on the ninth (9th) floor of the Building;

               WHEREAS, Tenant desires (i) to delete from the Premises the 2,054 square feet of rentable area described on Exhibit A-1 attached hereto (the "Reduction Space"), (ii) to increase the Premises by adding 5,746 square feet of rentable area located on the second (2nd) floor of the Building described on Exhibit A-2 attached hereto (the "Additional Premises"), (iii) to temporarily lease from Landlord 426 square feet of rentable area on the third
          (3rd) floor of the Building described on Exhibit C attached hereto (the "Temporary Space"), (iv) to acquire a right of first refusal to lease from Landlord (a) certain space in the Building located on the second (2nd) floor and (b) the Reduction Space (collectively, the "Additional Right of First Refusal Space"); and

               WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing Tenant's deletion of the Reduction Space, Tenant's lease of the Additional Premises and the Temporary Space, Tenant's rights with respect to the Additional Right of First Refusal Space and all other matters relating to the foregoing.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant hereby agree as follows:

          1. Premises. Effective on the earlier of (i) July 1, 1995 (the "Target Date") or (ii) the date Tenant occupies the Additional Premises for any purpose (such date, the "Additional Premises Commencement Date"), Item 2 of the Basic Lease Provisions shall be amended to read as follows:

               Premises:
                a.   Suite #: 900 and 205; Floors:  ninth and second.

                b.   Agreed Rentable Area:  20,218.

          2. Basic Rent. Effective thirty (30) days after the Additional Premises Commencement Date (the Adjusted Commencement Date"),
          Item 3 of the Basic Lease Provisions shall be amended to read as follows:

               Basic Rent (See Article 2, Supplemental Lease Provisions):
                              Rate Per Square     Basic          Basic
               Rental         Foot of Agreed      Annual         Monthly
               Period         Rentable Area       Rent           Rent
          Adjusted
          Commencement
          Date to 12-31-95         $11.75         $237,561.50    $19,796.79
          1-1-96 to 12-31-96       $12.25         $247,670.50    $20,639.21
          1-1-97 to 12-31-97       $12.50         $252,725.00    $21,060.42
          1-1-98 to 12-31-98       $12.75         $257,779.50    $21,481.63
          1-1-99 to 12-31-99       $13.25         $267,888.50    $22,324.04
          1-1-00 to 11-30-00       $13.50         $272,943.00    $22,745.25

          3. Tenant's Pro Rata Percentage. Effective as of the Adjusted Commencement Date, Item 4 of the Basis Lease Provisions shall be amended to read as follows:

               Tenant's Pro Rata Share Percentage: 5.44624% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage).

          4. Substitution of Exhibit A. Effective as of the Additional Premises Commencement Date, Exhibit A attached to the Lease shall be deleted in its entirety and Exhibit A attached hereto shall be substituted therefor.

          5. Delivery of Additional Premises. Subject to Landlord's completion of its obligations under the Work Letter attached hereto as Exhibit B (the "Additional Work Letter"), the Additional Premises shall be delivered to Tenant on the Additional Premises Commencement Date in "AS IS" condition.

          6. Tenant's Improvements. Landlord shall construct Tenant's Improvements in accordance with the terms and conditions of the Additional Work Letter.

          7. Acceptance of Additional Premises. Upon Substantial Completion of Tenant's Improvements in the Additional Premises, Landlord and Tenant shall execute the Acceptance of Premises Memorandum in the form of the Acceptance of Premises Memorandum executed in connection with the Lease. If Tenant occupies the Additional Premises without executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Additional Premises for all purposes and Substantial Completion shall be deemed to have occurred on the earlier to occur of (i) actual occupancy or (ii) the Target Date.

          8. Segregation of the Premises from the Reduction Premises. Landlord shall construct, or cause to be constructed, at Tenant's sole cost and expense, a demising wall to separate the ninth
          (9th) floor Premises from the Reduction Premises. Tenant shall reimburse Landlord for all costs and expenses relating to the design and/or construction of such demising wall within thirty
          (30) days of Tenant's receipt of an invoice from Landlord. In the event that, at the time of payment of such invoice, Tenant has not expended all of the Additional Finish Allowance (as defined in the Additional Work Letter) or the Finish Allowance provided for under the Lease, to the extent such amounts remain available to Tenant under the terms of the Additional Work Letter or the Lease, Tenant may apply such amounts to the costs of the demising wall.

          9. Right of First Refusal. Effective as of the Additional Premises Commencement Date, Rider 3 to the Lease shall be amended as follows:

          a. The words "and Schedule A-1" are hereby added after the words "Schedule A" in the first line of Paragraph A of Rider 3.

          b.   The following shall be added as Paragraph D to Rider 3:

               D. Notwithstanding anything to the contrary contained in this Rider, in the event Tenant exercises its right of first refusal with respect to any of the Right of First Refusal Space described on Schedule A-1 attached to this Rider within one hundred eighty (180) days after the Additional Premises Commencement Date, Landlord shall lease such space to Tenant on the same terms and conditions as contained in this Lease; provided that Landlord shall provide Tenant with a finish allowance equal to the product of $6.82 times (i) the number of square feet of the applicable Right of First Refusal Space times (ii) a fraction, the numerator of which is the number of full calendar months which remain in the initial Lease Term from and after the date Basic Annual Rent commences with respect to the applicable Right of First Refusal Space and the denominator of which is the number of full calendar months in the initial Lease Term. Notwithstanding anything to the contrary contained in this Rider, in the event that Tenant exercises its right of first refusal with respect to any of the Right of First Refusal Space described on Schedule A-1 attached to this Rider after the expiration of such one hundred eighty (180) day period but before the expiration of one (1) year after the Additional Premises Commencement Date, Landlord shall lease such space to Tenant on the same terms and conditions as contained in this Lease; provided, however, that Basic Annual Rent for the remaining term of the Lease shall be calculated at $13.75 per square foot of Agreed Rentable Area of the applicable Right of First Refusal Space and Landlord shall provide Tenant with a finish allowance equal to the product of $6.82 times (i) the number of square feet of the applicable

                    Right of First Refusal Space times (ii) a fraction, the numerator of which is the number of full calendar months which remain in the initial Lease Term from and after the date Basic Annual Rent commences with respect to the applicable Right of First Refusal Space and the denominator of which is the number of full calendar months in the initial Lease Term. In the event Tenant exercises its right of first refusal with respect to any of the Right of First Refusal Space described on Schedule A-1 attached to this Rider after the expiration of one (1) year after the Additional Premises Commencement Date, Landlord shall lease such space to Tenant on the same terms and conditions as contained in the Statement.

               c.   The following shall be added as Paragraph E to Rider 3:

                    In the event Tenant notifies Landlord within one hundred eighty (180) days after the Additional Premises Commencement Date of Tenant's desire to lease any of the Right of First Refusal Space described on Schedule A-1 attached hereto and provided that such space is available for lease by Landlord, and further provided that an amendment to this Lease is executed by Tenant prior to the expiration of such one hundred eighty
                    (180) day period, which amendment provides that the rent commencement date for such Right of First Refusal Space shall occur no later than two (2) months after the date of such amendment, Tenant shall be entitled to lease such Right of First Refusal Space on the same terms and conditions as contained in this Lease; provided that Landlord shall provide Tenant with a finish allowance equal to the product of $6.82 times
                    (i) the number of square feet of the applicable Right of First Refusal Space times (ii) a fraction, the numerator of which is the number of full calendar months which remain in the initial Lease Term from and after the date Basic Annual Rent commences with respect to the applicable Right of First Refusal Space and the denominator of which is the number of full calendar months in the initial Lease Term. In the event Tenant notifies Landlord after the expiration of such one hundred eighty (180) day period described above but before the expiration of one (1) year after the Additional Premises Commencement Date of Tenant's desire to lease any of the Right of First Refusal Space described on Schedule A-1 attached hereto and provided that such space is available for lease by Landlord, and further provided that an amendment to this Lease is executed by Tenant prior to the expiration of one (1) year after the Additional Premises Commencement Date, which amendment provides that the rent commencement date for such Right of First Refusal Space shall occur no later than two (2) months after the date of such amendment Tenant shall be entitled to lease such Right of First Refusal Space on the same terms and conditions as contained in this Lease; provided, however, that Basic Annual Rent for the remaining term of the Lease shall be calculated at $13.75 per square foot of Agreed

                    Rentable Area of the applicable Right of First Refusal Space and Landlord shall provide Tenant with a finish allowance equal to the product of $6.82 times (i) the number of square feet of the applicable Right of First Refusal Space times (ii) a fraction, the numerator of which is the number of full calendar months which remain in the initial Lease Term from and after the date Basic Annual Rent commences with respect to the applicable Right of First Refusal Space and the denominator of which is the number of full calendar months in the initial Lease Term. After the expiration of one (1) year from the Additional Premises Commencement Date, Landlord shall have no obligation under this Paragraph E.

               d. Schedule A-1 attached hereto is hereby added as Schedule A-1 to Rider 3 of the Lease.

          10. Temporary Space. Landlord hereby leases (the "Short Term Lease") to Tenant and Tenant hereby leases from Landlord that certain space designated as the "Temporary Space" (herein so called) shown on Exhibit C attached hereto, which space is situated on the third (3rd) floor of the Building. The Agreed Rentable Area of the Temporary Space is 426 square feet. The Short Term Lease shall be on the same terms and conditions contained in the Lease, with the following exceptions: (i) the Short Term Lease shall be a month-to-month lease, commencing on the date of this Amendment and terminating on the date which is seven (7) days after the Additional Premises Commencement Date;
          (ii) the Basic Annual Rent for the Temporary Space shall be at the rate of $0.00 per square foot of Agreed Rentable Area of the Temporary Space, (iii) Tenant shall not be required to pay Additional Rent with respect to the Temporary Space, (iv) the Temporary Space shall be delivered "AS IS" and Tenant shall not be entitled to any Finish Allowance or other concessions in connection with the Temporary Space, (v) Tenant shall not be entitled to any renewal option in connection with the Temporary Space, (vi) Tenant shall not be entitled to any additional parking spaces in connection with the Temporary Space, and (vi) Landlord shall not provide any janitorial services to the Temporary Space. Except with respect to the provisions specifically addressed the foregoing provisions of this Paragraph 10, the term "Premises" as used in the Lease shall include the Temporary Space (for example and without limitation, all insurance and indemnity provisions in the Lease applicable to the Premises shall also be applicable to the Temporary Space).

          11.  Parking.  Effective as of the Additional Premises
          Commencement Date, Paragraph 1 of Exhibit F to the Lease shall be amended to read as follows:

               Parking Spaces. So long as the Lease remains in effect, Tenant or persons designated by Tenant shall have the right (but not the obligation) to rent in the Garage on (i) a reserved basis up to five (5) parking spaces in the Garage during the term of this Lease and (ii) an unreserved and non-exclusive basis up to fifty-six (56) parking spaces in the Garage during the term of this Lease. Each capitalized term not defined herein shall have the meaning assigned to it in the Supplemental Lease Provisions.

          12. No Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment and that it knows of no real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment or otherwise in connection with the Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim arising in respect to brokers or agents.

          13. Authority. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is a duly incorporated and validly existing under the laws of the State of Texas, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

          14. Defined Terms. All terms not otherwise defined herein shall have the same meaning as assigned to them in the Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

          15. Exhibits. Each Exhibit and Schedule attached hereto is made a part hereof for all purposes.

          16. No Representations. Landlord and Landlord's agents have made no representations or promises, express or implied, in connection with the Additional Premises or this Amendment except as expressly set forth herein.

          17. Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

               IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        LANDLORD

                                        THE PRUDENTIAL INSURANCE COMPANY OF
                                        AMERICA, a New Jersey corporation

                                        By:  Fults Realty Corporation, its
                                             duly authorized agent

                                        By:
                                        Name:
                                        Title:

                                        TENANT

                                        AMERICAN HALLMARK INSURANCE
                                        COMPANY OF TEXAS, a Texas
                                        corporation



                                        By:
                                        Name:
                                        Title:


                                      EXHIBIT B

                                     WORK LETTER
                       PLANS TO BE AGREED UPON/FINISH ALLOWANCE

               This Exhibit is attached to and a part of that certain Second Amendment to Lease Agreement (the "Amendment") dated as of May 25, 1995, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS, a Texas corporation ("Tenant"). Any capitalized term used but not defined herein shall have the meaning assigned to it in the Lease (as defined in the Amendment). Landlord and Tenant mutually agree as follows:

          1.   Plans.

          1.1 Space Plan. Landlord's designated space planner, at Tenant's expense, has prepared and delivered to Tenant a space plan for the Additional Premises showing the location of all partitions and doors and the lay-out of the Additional Premises. Tenant will at all times cooperate with Landlord's space planner, furnishing all reasonable information and material concerning Tenant's organization, staffing, growth expectations, physical facility needs (including, without limitation, needs arising by reason of the Disability Acts), equipment, inventory, etc., necessary for the space planner to efficiently and expeditiously arrive at an acceptable lay-out of the Premises. Landlord and Tenant have approved in writing the space plan (such space plan, as approved by Landlord and Tenant, is herein referred to as the "Space Plan").

          1.2 Compliance With Disability Acts. Tenant shall promptly provide Landlord and Landlord's space planner and/or architect as applicable, with all information needed to cause the construction of Tenant's Improvements to be completed such that Tenant, the Additional Premises and Tenant's Improvements (as constructed) will be in compliance with the Disability Acts. TENANT SHALL BE RESPONSIBLE FOR AND SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) INCURRED BY OR ASSERTED AGAINST LANDLORD BY REASON OF OR IN CONNECTION WITH ANY VIOLATION OF THE DISABILITY ACTS ARISING FROM OR OUT OF (x) information or design and space plans furnished to Landlord by Tenant (or the lack of complete and accurate information so furnished) concerning Tenant's

          Improvements, (y) Tenant's employer-employee obligations, or (z) after the Additional Premises Commencement Date, violations by Tenant and/or Tenant's Improvements or the Additional Premises not being in compliance with the Disability Acts as the result of changes in regulations or law or interpretations thereof not in effect on the Additional Premises Commencement Date. The foregoing indemnity shall not include any claims, liabilities or expenses (including reasonable attorneys' fees and expenses) arising out of the negligence or gross negligence of Landlord or Landlord's employees, agents or contractors. Without limiting the foregoing, if Landlord constructs Tenant's Improvements based on any special requirements or improvements required by Tenant, or upon information furnished by Tenant that later proves to be inaccurate or incomplete resulting in any violation of the Disability Acts, Tenant shall be solely liable to correct such violations and to bring the improvements into compliance with the Disability Acts as promptly as is practicable.

          1.3 Construction Plans. On or before May 26, 1995, Landlord's space planner and engineer, at Tenant's expense, will prepare construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the "Construction Plans") for all of Tenant's improvements requested pursuant to the Space Plan (all improvements required by the Construction Plans are herein called "Tenant's Improvements"), including complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building standard heating, ventilation and air conditioning equipment and controls. Within three (3) business days after construction plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing and if disapproved, Tenant shall provide Landlord and Landlord's space planner and engineer specific reasons for disapproval. Within five (5) business days after receipt of such specific reasons for disapproval, Landlord's space planner and engineer shall deliver revised Construction Plans to Tenant. The foregoing process shall continue until the construction plans are approved by Tenant; provided that if Tenant fails to respond in any three (3) business day period, Tenant shall be deemed to have approved the last submitted construction plans. If the construction plans are not approved in writing by both Tenant and Landlord on or before June 8, 1995, for any reason whatsoever, then each day after June 8, 1995 that the construction plans are not approved by Tenant shall constitute one (1) day of Tenant Delay.

          1.4 Changes to Approved Plans. If any re-drawing or re-drafting of either the Space Plan or the Construction Plans is necessitated by Tenant's requested changes (all of which shall be subject to approval by Landlord and, if applicable, the Texas Department of Licensing & Regulation and any other governmental agency or authority to which the plans and specifications are required to be submitted), the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

          1.5 Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements.

          2.   Construction and Costs of Tenant's Improvements.

          2.1 Construction Obligation and Additional Finish Allowance. Landlord agrees to construct Tenant's Improvements, at Tenant's cost and expense; provided, however, Landlord shall provide Tenant with an allowance up to $30,355.07 (the "Additional Finish Allowance"), which allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) (i) the contract sum required to be paid to the general contractor engaged to construct Tenant's Improvements (the "Contract Sum"),
          (ii) the fees of the preparer of the Space Plan and the Construction Plans and (iii) payment of the Construction Management Fee (hereinafter defined). Provided that the Contract Sum equals or exceeds $50,000.00, upon completion of Tenant's Improvements and in consideration of Landlord administering the construction of Tenant's Improvements, Tenant agrees to pay Landlord a fee equal to five percent (5%) of the Contract Sum to construct Tenant's Improvements in the Additional Premises (the "Construction Management Fee") (the foregoing costs are collectively referred to as the "Permitted Costs").

          2.2. Unexpended Finish Allowance. In addition to the Additional Finish Allowance, Tenant may apply all or any portion of the unexpended Finish Allowance (the "Unexpended Finish Allowance") provided for under the Work Letter attached to the Lease for payment of the Permitted Costs; provided that the terms of
          Section 7 of the Work Letter attached to the Lease for disbursement of such Unexpended Finish Allowance are complied with. As of the date hereof, the Unexpended Finish Allowance is $25,566.79. In the event any portion of the Additional Finish Allowance remains unexpended after payment of the Permitted Costs, such unexpended portion of the Additional Finish Allowance up to $20,218 shall be applied against Tenant's next accruing obligation for Basic Monthly Rent.

          2.3 Excess Costs. If the sum of the Permitted Costs exceeds the Additional Finish Allowance and Unexpended Finish Allowance, then Tenant shall pay all such excess costs ("Excess Costs"), provided, however, Landlord will, prior to the commencement of construction of Tenant's Improvements, advise Tenant of the Excess Costs, if any, and the Contract Sum. Tenant shall have two (2) business days from and after the receipt of such advice within which to approve or disapprove the Contract Sum and Excess Costs. If Tenant fails to approve same by the expiration of the second such business day, then Tenant shall be deemed to have approved the proposed Contract Sum and Excess Costs. If Tenant disapproves the Contract Sum and Excess Costs within such two (2) business day period, then Tenant shall either reduce the scope of Tenant's Improvements such that there shall be no Excess Costs or, at Tenant's option, Landlord shall obtain two (2) additional bids, provided that each day beyond such two (2) business day period and until the rebid is accepted by Tenant shall constitute a Tenant Delay hereunder. Subject to the last sentence of this subsection, the foregoing process shall continue until a Contract Sum and resulting Excess Costs, if any, are accepted or deemed accepted by Tenant. Landlord and Tenant must approve (or be deemed to have approved) the Contract Sum for the construction of Tenant's Improvements in writing prior to the commencement of construction. If Tenant fails to accept a Contract Sum by June 12, 1995, then each day after June 12, 1995 that such Contract Sum is not accepted by Tenant shall constitute one (1) day of Tenant Delay.

          2.4 Liens Arising from Excess Costs. Tenant agrees to keep the Premises free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within ten (10) days following such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest at the rate provided for in Section 15.10 of the Supplemental Lease Provisions from the date of payment by Landlord until the date paid by Tenant.

          2.5 Construction Deposit. Tenant shall remit to Landlord an amount (the "Prepayment") equal to the projected Excess Costs, if any, within five (5) working days after commencement of construction by Landlord. On or prior to the Additional Premises Commencement Date, Tenant shall deliver to Landlord the actual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to stop all work until the Prepayment is received. All sums due Landlord under this Section 2.5 shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

          3. Delays. Delays in the completion of construction of Tenant's Improvements in the Additional Premises or in obtaining a certificate of occupancy for the Additional Premises, if required by the applicable governmental authority, caused by Tenant, Tenant's Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant's Contractors shall constitute "Tenant Delays". In the event that Tenant's Improvements in the Additional Premises are not Substantially Complete by the Target Date (as defined in the Amendment), then the Target Date shall be amended to be the Adjusted Target Date (hereinafter defined). The Adjusted Target Date shall be the date Tenant's Improvements in the Additional Premises are Substantially Complete, adjusted backward, however, by one day for each day of Tenant Delays, if any. The foregoing adjustment in the Target Date shall be Tenant's sole and exclusive remedy in the event Tenant's Improvements are not Substantially Complete by the Target Date set forth in the Amendment.

          4. Substantial Completion and Punch List. The terms "Substantial Completion" and "Substantially Complete," as applicable, shall mean when Tenant's Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Additional Premises for the Permitted Use (as described in Item 12 of the Basic Lease Provisions). When Landlord considers Tenant's Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Additional Premises and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion of Tenant's Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all punch list items within thirty (30) days after agreement thereon.

          5. Tenant's Contractors. If Tenant should desire to enter the Additional Premises or authorize its agent to do so prior to the Additional Premises Commencement Date, to perform approved work not requested of the Landlord, Landlord shall permit such entry if:

               (a) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

               (b) Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Additional Premises (collectively, "Tenant's Contractors"), work in harmony with and do not in any way disturb or interfere with Landlord's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Landlord's Contractors"), it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; and

               (c) Tenant (notwithstanding the first sentence of subsection 7.201 of the Supplemental Lease Provisions), Tenant's Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker's Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.

          Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to the Additional Premises Commencement Date and not installed by Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord's Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of
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          or in connection with work performed in the Additional Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord's Contractors). Landlord is not responsible for the function and maintenance of Tenant's Improvements which are different than Landlord's standard improvements at the Property or improvements, equipment, cabinets or fixtures not installed by Landlord. Such entry by Tenant and Tenant's Contractors pursuant to this Section 5 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

          6. Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

          LANDLORD'S REPRESENTATIVE:

               NAME      Mitch Owen
               ADDRESS   200 Crescent Court, 12th Floor
                         Dallas, Texas  75201
               PHONE     (214) 871-6677

          TENANT'S REPRESENTATIVE:

               NAME      Raymond Kilgore
               ADDRESS   14651 Dallas Parkway, Suite 900
                         Dallas, Texas  75240

               PHONE     (214) 934-2400